                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    ---------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                    ---------

                             STARWOOD FINANCIAL INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          MARYLAND                                          APPLIED FOR
(STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NO.)

                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400

          (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
             AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

          TRINET CORPORATE REALTY TRUST, INC. 1995 STOCK INCENTIVE PLAN TRINET CORPORATE REALTY TRUST, INC. 1997 STOCK INCENTIVE PLAN

                                ----------------

                                  JAY SUGARMAN
                             CHIEF EXECUTIVE OFFICER
                             STARWOOD FINANCIAL INC.
                     1114 AVENUE OF THE AMERICAS, 27TH FLOOR
                            NEW YORK, NEW YORK 10036
                                 (212) 930-9400

                      (NAME, ADDRESS INCLUDING ZIP CODE AND
           TELEPHONE NUMBER, INCLUDING AREA CODE OF AGENT FOR SERVICE)

                                 with a copy to:
                            ROBERT E. KING, JR., ESQ.
                               ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

                         CALCULATION OF REGISTRATION FEE
------------------------------- --------------------- --------------------- -------------------- -------------------
                                                            Proposed
                                       Amount               Maximum              Proposed            Amount of
  Title of Securities to be            to be             Offering Price      Maximum Aggregate      Registration
          Registered               Registered(1)          Per Share(2)         Offering Price            Fee
------------------------------- --------------------- --------------------- -------------------- -------------------
Common Stock, par value $.001
per share                       726,410               $20.45                $14,855,084          $4,129.71
=============================== ===================== ===================== ==================== ===================

(1) Consists of 11,084 for the TriNet Corporate Realty Trust Inc. 1995 Stock Incentive Plan and 620,577 shares TriNet Corporate Realty Trust Inc. 1997 Stock Incentive Plan. Any additional shares to be issued as a result of stock dividends, stock splits or similar transactions prior to the termination of this Registration Statement shall be covered by this Registration Statement as provided in Rule 416.
(2) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(c), on the basis of the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system on the New York Stock Exchange Composite Tape on November 4, 1999.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The information specified by Item 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended and the introductory note to Part I of Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

                  The following documents of Starwood Financial Inc. (the "Company"), its predecessor Starwood Financial Trust (the "Predecessor"), and TriNet Corporate Realty Trust, Inc. ("TriNet"), all of which are on file with the Securities and Exchange Commission (the "Commission "), are incorporated by reference in this Registration Statement:

                  (a) The Predecessor's Annual Report on Form 10-K, File No. 1-10150, for the fiscal year ended December 31, 1998;

                  (b) The Predecessor's Quarterly Report on Form 10-Q, File No. 1-10150, for the fiscal period ended June 30, 1999;

                  (c) The Predecessor's Current Report on Form 8-K, File No. 1-10150, dated June 22, 1999 as amended;

                  (d) The Predecessor's Registration Statement on Form S-4, as amended, File No. 333-85897, dated September 20, 1999;

                  (e) The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A, File No. 1-15371, dated October 5, 1999;

                  (f) TriNet's Annual Report on Form 10-K, File No. 1-11918, for the fiscal year ended December 31, 1998;

                  (g) TriNet's Quarterly Report on Form 10-Q, File No. 1-11918, for the fiscal period ended June 30, 1999; and

                  (h) TriNet's Current Report on Form 8-K, File No. 1-11918, dated July 15, 1999, June 22, 1999, April 1, 1999 and February 3, 1999.

                  All documents subsequently filed by the Company pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed incorporated by reference in this Registration Statement and to be a part of it from the date of filing those documents.

                  For purposes of this Registration Statement, any statement contained in a report, document or appendix incorporated or deemed incorporated by reference in this Registration Statement will be deemed modified or superseded to the extent that a statement contained in this Registration Statement or in any subsequently filed report, document or appendix which also is or is deemed incorporated by reference modifies or supersedes that statement in that report, document or appendix. Any statement so modified or superseded will not be deemed, except as modified or superseded, to constitute a part of this Registration Statement.

                  Upon the written or oral request of any person to whom this Registration Statement has been delivered, the Company will provide without charge to that person a copy of any of the information (excluding exhibits unless such exhibits are specifically incorporated by reference into such information) that has been incorporated by reference into this Registration Statement but not delivered with it. Requests should be directed to Investor Relations at the following address and telephone number:

Starwood Financial Inc., 1114 Avenue of the Americas, 27th Floor, New York, New York 10036 (212) 930-9400.

ITEM 4. DESCRIPTION OF SECURITIES.

                  Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

                  Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  As permitted by the MGCL, Article VII of our Charter ("the Charter") provides for the limitation of the liability of our directors and officers as follows:

     To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted, no director or officer of the Corporation shall be personally liable to the Corporation or its Stockholders for money damages. No amendment of the Charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation on liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal. In addition to any Maryland statute limiting the liability of directors or officers of a Maryland corporation, no director or officer of the Corporation shall be liable to the Corporation or to any director for any act or omission of any other director, stockholder, officer, or agent of the Corporation or be held to any personal liability whatsoever in tort, contract, or otherwise in connection with the affairs of this Corporation except only that arising from his own willful violation of the provisions of this Charter or of the Bylaws which violation is materially against the interests of the stockholders and results in material harm to such interests, or gross negligence in the performance of his or her duties.

                  As permitted by the MGCL, our Charter provides for indemnification of our directors and officers as follows:

     The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or, at its request, any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force, including the advance or reimbursement of reasonable expenses as incurred (including reasonable attorneys fees) under the procedures and to the full extent permitted by law and (ii) other employees and agents to such extent as shall be authorized by the Board or the Corporation's Bylaws and be permitted by law. The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled. The Board may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such Bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law. No amendment of the Charter or repeal of any of its provisions shall limit or eliminate the right to indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

                  Section 12.1 of our Bylaws implements the Indemnification provisions of our Charter. The Bylaws state that, to the maximum extent permitted by Maryland law, as amended from time to time, the Company shall indemnify and hold harmless, and pay or reimburse reasonable expenses in advance of final disposition of a proceeding, to each director and officer.

                  Section 2-418 of the MGCL permits the charter of a Maryland corporation to include a provision limiting the liability of directors and officers to the corporation and its stockholders for money damages, except when it is established that (i) the act or omission was material to the matter giving rise to the proceeding and either (a) was committed in bad faith, or (b) was the result of active and deliberate dishonesty, (ii) the person actually received an improper benefit or profit in money, property or services, or (iii) in the case of any criminal proceeding, the trustee had reasonable cause to believe that the omission was unlawful.

                  As permitted under Section 2-418 of the MGCL, we have purchased and maintain insurance on behalf of our directors and officers against any liability asserted against such directors and officers in their capacities as such, whether or not we would have the power to indemnify such persons under the provisions of Maryland law governing indemnification.

                  We have also entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements provide that we will indemnify the directors and executive officers to the fullest extent permitted under law against certain liabilities (including settlements) and expenses actually and reasonably incurred by them in connection with any threatened or pending legal action, proceeding or investigation to which any of them is, or is threatened to be, made a party by reason of their status as a director, officer or agent of Starwood Financial, or by reason of their serving at our request; provided that the director or executive officer acted in a manner determined in good faith to be within the scope of his authority and to be in our best interest and so long as the director or executive officer was not guilty of gross negligence, misconduct or a breach of his fiduciary obligation in the act or failure to act. We will not indemnify the director and executive officer to the extent prohibited by our Charter or Section 2.418 of the MGCL. If an amendment to the Charter or Section 2.418 of the MGCL with respect to removal of limitations on indemnification is approved, the indemnification agreements will be amended accordingly. We are not required to indemnify any director or executive officer for liabilities: (1) for which he receives payment under an insurance policy, except for the excess beyond payment under such insurance, or which could have been claimed under an expired insurance policy; (2) based upon or attributable to his gaining in fact any personal profit or advantage to which he was not legally entitled; (3) resulting from an accounting of profits under Section 16(b) of the Securities Exchange Act of 1934; (4) brought about or contributed to by his dishonesty, willful misconduct or bad faith unless a judgement or other final adjudication adverse to the director or executive officer establishes that he was not guilty of the claimed conduct and that the conduct was not material to the course of the action so adjudicated.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

                  Not applicable.

ITEM 8. EXHIBITS.

                  The following documents are filed with or incorporated by reference in this Registration Statement:

                  5     Opinion and consent of Ballard Spahr Andrews &
                        Ingersoll, LLP.

                  23.1  Consent of PricewaterhouseCoopers LLP (New York).

                  23.2  Consent of PricewaterhouseCoopers LLP (San Francisco).

ITEM 9. UNDERTAKINGS.

                  (a) The undersigned Registrant hereby undertakes:

                        (1) To file, during any period in which offers or sales
                  are being made, a post-effective amendment to this Registration Statement:

                              (i) To include any prospectus required by Section
                        10(a)(3) of the Securities Act of 1933, as amended;

                              (ii) To reflect in the prospectus any facts or
                        events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                              (iii) To include any material information with
                        respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                        (2) That, for the purpose of determining any liability
                  under the Securities Act of 1933, each such post-effective amendment will be deemed a new Registration Statement relating to the securities offered in it, and the offering of the securities at that time will be deemed the initial bona fide offering.

                        (3) To remove from registration by means of a
                  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement will be deemed to be a new Registration Statement relating to the securities offered in that Registration Statement, and the offering of the securities at that time will be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on November 4, 1999.

                                         STARWOOD FINANCIAL INC.

                                         /s/ Jay Sugarman
                                         ----------------------------------
                                         By:    Jay Sugarman
                                         Title: Chief Executive Officer and
                                                President

                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears hereby constitutes and appoints Barry S. Sternlicht, Jay Sugarman and Madison Grose (each with full power to act alone), his or her true and lawful attorney-in-fact and agent with full power of substitution, in the name and on behalf of the undersigned, to do any and all acts and things and to execute any and all instruments which said attorney and agent, may deem necessary or advisable to enable Starwood Financial Inc. (the "Registrant") to comply with the Securities Act of 1933 (the "Securities Act"), and with the Securities Exchange Act of 1934, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof in connection with this Registration Statement and any and all amendments thereto or reports that the Registrant is required to file pursuant to the requirements of federal or state securities laws or any rules and regulations thereunder. The authority granted under this Power of Attorney shall include, but not be limited to, the power and authority to sign the name of the undersigned in the capacity or capacities set forth below to a Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission, to any and all amendments (including post-effective amendments) to that Registration Statement in respect of the same, and to any and all instruments filed as a part of or in connection with that Registration Statement; and each of the undersigned hereby ratifies and confirms all that the attorney-in-fact and agent, shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

            NAME                            TITLE                                DATE
            ----                            -----                                ----


/s/ Barry S. Sternlicht     Chairman of the Board of Directors            November 4, 1999
-----------------------
    Barry S. Sternlicht

/s/ Jay Sugarman            Chief Executive Officer and President         November 4, 1999
-----------------------
    Jay Sugarman



                            Executive Vice President - Finance and
/s/ Spencer B. Haber        Chief Financial Officer                       November 4, 1999
-----------------------
    Spencer B. Haber


/s/ Willis Andersen, Jr.                 Director                        November 4, 1999
------------------------
    Willis Andersen, Jr.


/s/ Jeffrey G. Dishner                   Director                        November 4, 1999
------------------------
    Jeffrey G. Dishner


/s/ Jonathan D. Eilian                   Director                        November 4, 1999
------------------------
    Jonathan D. Eilian


/s/ Madison F. Grose                     Director                        November 4, 1999
------------------------
    Madison F. Grose


/s/ Robert W. Holman, Jr.                Director                        November 4, 1999
-------------------------
    Robert W. Holman, Jr.


/s/ Robin Josephs                        Director                        November 4, 1999
-------------------------
    Robin Josephs


/s/ Merrick R. Kleeman                   Director                        November 4, 1999
-------------------------
    Merrick R. Kleeman


/s/ William M. Matthes                   Director                        November 4, 1999
-------------------------
    William M. Matthes

/s/ John G. McDonald                     Director                        November 4, 1999
-------------------------
    John G. McDonald


/s/ Stephen B. Oresman                   Director                        November 4, 1999
-------------------------
    Stephen B. Oresman


/s/ George R. Puskar                     Director                        November 4, 1999
-------------------------
    George R. Puskar


/s/ Kneeland C. Youngblood               Director                        November 4, 1999
--------------------------
    Kneeland C. Youngblood